                                                   EXHIBIT 10.25


                         TRIANGLE PHARMACEUTICALS, INC.

                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT


                               -------------------


                                  May 9, 1996

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   Purchase and Sale of Stock. . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Sale and Issuance of Series A Preferred Stock. . . . . . . . . . .   1
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Representations and Warranties of the Company . . . . . . . . . . . . .   2
     2.1  Organization; Good Standing; Qualification . . . . . . . . . . . .   2
     2.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Valid Issuance of Preferred and Common Stock . . . . . . . . . . .   2
     2.4  Governmental Consents. . . . . . . . . . . . . . . . . . . . . . .   3
     2.5  Capitalization and Voting Rights . . . . . . . . . . . . . . . . .   3
     2.6  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.7  Contracts and Other Commitments. . . . . . . . . . . . . . . . . .   4
     2.8  Related-Party Transactions . . . . . . . . . . . . . . . . . . . .   4
     2.9  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . .   5
     2.10 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.11 Compliance with Other Instruments. . . . . . . . . . . . . . . . .   5
     2.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.13 Returns and Complaints . . . . . . . . . . . . . . . . . . . . . .   6
     2.14 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.15 Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.16 Title to Property and Assets; Leases . . . . . . . . . . . . . . .   6
     2.17 Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   6
     2.18 Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.19 Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . .   7
     2.20 Manufacturing and Marketing Rights . . . . . . . . . . . . . . . .   8
     2.21 Employees; Employee Compensation . . . . . . . . . . . . . . . . .   8
     2.22 Proprietary Information and Inventions Agreements. . . . . . . . .   8
     2.23 Tax Returns, Payments, and Elections . . . . . . . . . . . . . . .   8
     2.24 Environmental and Safety Laws. . . . . . . . . . . . . . . . . . .   9
     2.25 Section 83(b) Elections. . . . . . . . . . . . . . . . . . . . . .   9
     2.26 Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.27 Real Property Holding Corporation. . . . . . . . . . . . . . . . .   9

3.   Representations and Warranties of the Investors . . . . . . . . . . . .   9
     3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . . . .   9
     3.3  Reliance Upon Investors' Representations . . . . . . . . . . . . .  10
     3.4  Receipt of Information . . . . . . . . . . . . . . . . . . . . . .  10
     3.5  Investment Experience. . . . . . . . . . . . . . . . . . . . . . .  10
     3.6  Restricted Securities. . . . . . . . . . . . . . . . . . . . . . .  10
     3.7  Adequate Means . . . . . . . . . . . . . . . . . . . . . . . . . .  11


                                       i.

     3.8  Further Limitations on Disposition . . . . . . . . . . . . . . . .  11
     3.9  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.   California Commissioner of Corporations . . . . . . . . . . . . . . . .  12
     4.1  Corporate Securities Law . . . . . . . . . . . . . . . . . . . . .  12

5.   Conditions of Investor's Obligations at Closing . . . . . . . . . . . .  12
     5.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  12
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.3  Compliance Certificate . . . . . . . . . . . . . . . . . . . . . .  13
     5.4  State Law Qualification. . . . . . . . . . . . . . . . . . . . . .  13
     5.5  Proprietary Information Agreements . . . . . . . . . . . . . . . .  13
     5.6  Investors' Rights Agreement. . . . . . . . . . . . . . . . . . . .  13

6.   Conditions of the Company's Obligations at Closing. . . . . . . . . . .  13
     6.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  13
     6.2  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . .  13
     6.3  State Law Qualification. . . . . . . . . . . . . . . . . . . . . .  13
     6.4  Investors' Rights Agreement. . . . . . . . . . . . . . . . . . . .  14

7.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.1  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.2  Survival of Warranties . . . . . . . . . . . . . . . . . . . . . .  14
     7.3  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  14
     7.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.6  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .  14
     7.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.8  Finders' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.9  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.10 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  15
     7.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.12 Aggregation of Stock . . . . . . . . . . . . . . . . . . . . . . .  15

Schedule A     Schedule of Investors
EXHIBIT A Certificate of Amendment of Certificate of Incorporation EXHIBIT B Amended and Restated Investors' Rights Agreement

SCHEDULE OF EXCEPTIONS


                                       ii.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


          THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 9th day of May, 1996, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) a Certificate of Amendment of Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Amendment").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on SCHEDULE A hereto at a price of $0.75 per share.

          1.2 CLOSING. The purchase and sale of the Series A Preferred Stock shall take place at the Company's offices, 4 University Place, 4611 University Drive, Durham, North Carolina 27707, at 10:00 a.m., on May ___, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto shall mutually agree, either orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the shares of Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, transfer of property or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Investor choosing to pay any part of the purchase price of the Stock by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Amended and Restated Investors' Rights Agreement dated as of October 31, 1995 (the "Investors' Rights Agreement"), and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Amendment, the Company's Certificate of Incorporation as amended by the Amendment (the "Certificate"), and any Ancillary Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement the Investors' Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law.

          2.3 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this

Agreement, the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and under applicable state and federal securities laws.

          2.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series A Preferred Stock, except
(i) the filing of the Amendment with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission (the "SEC") under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

          2.5 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

            (i) PREFERRED STOCK. 5,400,000 shares of Preferred Stock, par value $.001 (the "Preferred Stock"), all of which shares have been designated Series A Preferred Stock, 5,181,671 of which are issued and outstanding and up to 50,000 of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate.

           (ii) COMMON STOCK. 19,800,000 shares of common stock, par value $.001 ("Common Stock"), 3,890,000 of which were issued and outstanding as of April 30, 1996.

          (iii) The outstanding shares of Series A Preferred Stock and Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom.

           (iv) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the rights provided in paragraph 2.4 of the Investors' Rights Agreement attached hereto as EXHIBIT B, (C) the rights provided in paragraph 2.1 of the Amended and Restated Investors' Rights Agreement dated as of April 17, 1996 to which the Company is a party (the "Emory Rights Agreement"), (D) the Warrant to purchase up to 130,000 shares of Series A Preferred Stock dated May ___, 1996 issued by the Company to Burrill & Craves, and (E) options to acquire up to 1,200,000 shares of common stock issued or reserved for issuance under the Company's 1996 Stock Option/Stock Issuance Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as provided in the Investors' Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          2.6 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.7 CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

          2.8 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

          2.9 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Emory Rights Agreement and the Investors' Rights Agreement dated as of May ___, 1996 to which the Company is a party, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Certificate or Bylaws or in any material respect of any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          2.12 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, taken as a whole, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

          2.13 RETURNS AND COMPLAINTS. The Company has received no customer complaints concerning alleged defects in the design of its products that, if true, would materially adversely affect the operations or financial condition of the Company.

          2.14 DISCLOSURE. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. To the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.15 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.16 TITLE TO PROPERTY AND ASSETS; LEASES. The Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or interfere with the use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 FINANCIAL STATEMENTS. There are no financial statements for the Company. The Company has no debt or guarantee of any indebtedness in excess of $100,000 individually or $250,000 in the aggregate.

          2.18 CHANGES.  To the Company's knowledge, there has not been:

               (a) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company;

               (b) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (c) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (d) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (e) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

               (f) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.19 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Investor's Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.20 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.21 EMPLOYEES; EMPLOYEE COMPENSATION. To the knowledge of the Company, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.22 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company with access to proprietary information has executed a Proprietary Information and Inventions Agreement on the Company's standard form.

          2.23 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to
Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had a tax deficiency or tax audit. The Company has made all withholdings for all income tax of its employees.

          2.24 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.25 SECTION 83(b) ELECTIONS. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

          2.26 MINUTE BOOKS. The minute books of the Company contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.27 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

          3.1 AUTHORIZATION. Each Investor represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. Each Investor understands that the Series A Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Investor has any such intention.

          3.4 RECEIPT OF INFORMATION. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.5 INVESTMENT EXPERIENCE. Each Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

          3.6 RESTRICTED SECURITIES. Each Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Investor has no need for liquidity of their investment in the shares of Series A Preferred Stock. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7 ADEQUATE MEANS. Each Investor has adequate means of providing for its current needs and possible personal contingencies.

          3.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series A Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7 provided and to the extent such sections are then applicable, and the Investors' Rights Agreement and any applicable Ancillary Agreement and:

               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.9 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

               (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

               (c) Any legend required by the securities laws of any state or other governmental or regulatory agency having authority over the issuance of the Series A Preferred Stock.

     4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

          4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Subsections 5.1 and 5.2 have been fulfilled.

          5.4 STATE LAW QUALIFICATION. The Commissioner of Corporations of the State of California and any similar agency of any other state having authority over the issuance of the Series A Preferred Stock shall have issued a permit qualifying the offer and sale to the Investor of the Series A Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and the statutes and regulations of each other state having authority over the issuance of the Series A Preferred Stock.

          5.5 PROPRIETARY INFORMATION AGREEMENTS. Each officer and employee of the Company having access to the Company's proprietary information shall have entered into a Proprietary Information and Inventions Agreement on the Company's standard form.

          5.6 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Amended and Restated Investors' Rights Agreement in the form attached hereto as EXHIBIT B.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.2.

          6.3 STATE LAW QUALIFICATION. The Commissioner of Corporations of the State of California and any similar agency of any other state having authority over the issuance of the Series A Preferred Stock shall have issued a permit qualifying the offer and sale to the Investor of the Series A Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and the statutes and regulations of each other state having authority over the issuance of the Series A Preferred Stock.

          6.4 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Amended and Restated Investors' Rights Agreement in the form attached hereto as EXHIBIT B.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.2 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series A Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8 FINDERS' FEES. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12 AGGREGATION OF STOCK. All shares of Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        TRIANGLE PHARMACEUTICALS, INC.



                                        By:   /s/ Dr. David Barry
                                           -------------------------------------


                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                              Address:  4 University Place
                                        4611 University Drive
                                        Durham, NC 27707


                                        INVESTORS:


                                        /s/ Chung K. Chu
                                        ----------------------------------------
                                        Chung K. Chu

                              Address:  115 Cedar Springs Place
                                        Athens, GA 30605


                                        /s/ Dennis Liotta
                                        ----------------------------------------
                                        Dennis Liotta

                              Address:  251 Montrose Drive
                                        McDonough, GA 30253


                                        /s/ Raymond Schinazi
                                        ----------------------------------------
                                        Raymond Schinazi

                              Address:  1524 Regency Walk Drive
                                        Decatur, GA 30033




                 [SIGNATURE PAGE TO SERIES A PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


              Name                         Purchase Price      Number of Shares
              ----                         --------------      ----------------

Chung K. Chu                                  $ 7,500.00             10,000
Dennis Liotta                                 $ 5,000.25              6,667
Raymond Schinazi                              $24,999.75             33,333
                                              ----------             ------
                                              $37,500.00             50,000




           [SCHEDULE A TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                             CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF INCORPORATION OF
                            TRIANGLE PHARMACEUTICALS, INC.


    Triangle Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

    NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article IV, Section A thereof so that, as amended, said Section shall read in its entirety as follows:

              "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Series A Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty Million Two Hundred Thousand (20,200,000) shares. Fourteen Million Eight Hundred Thousand (14,800,000) shares shall be Common Stock, $0.001 par value per share, and Five Million Four Hundred Thousand (5,400,000) shares shall be Series A Preferred Stock, $0.001 par value per share."

    SECOND: That, thereafter, the stockholders approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

    FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

    IN WITNESS WHEREOF, said Triangle Pharmaceuticals, Inc. has caused this certificate to be signed by Dr. David Barry, its Chairman and Chief Executive Officer, and attested by Chris Rallis, its Secretary, this ___ day of April, 1996.




                             By:  ___________________________________________
                                  Dr. David Barry, Chairman and
                                  Chief Executive Officer




ATTEST:



By: _____________________________
    Chris Rallis, Secretary

                                    EXHIBIT B

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                            TRIANGLE PHARMACEUTICALS, INC.


                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   ----------------

                                   October 31, 1995

                                  TABLE OF CONTENTS
                                                                           PAGE

1.  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2    Request for Registration. . . . . . . . . . . . . . . . . . . .   2
    1.3    Company Registration. . . . . . . . . . . . . . . . . . . . . .   4
    1.4    Obligations of the Company. . . . . . . . . . . . . . . . . . .   4
    1.5    Furnish Information . . . . . . . . . . . . . . . . . . . . . .   6
    1.6    Expenses of Demand Registration . . . . . . . . . . . . . . . .   6
    1.7    Expenses of Company Registration. . . . . . . . . . . . . . . .   6
    1.8    Underwriting Requirements . . . . . . . . . . . . . . . . . . .   7
    1.9    Delay of Registration . . . . . . . . . . . . . . . . . . . . .   7
    1.10   Indemnification . . . . . . . . . . . . . . . . . . . . . . . .   7
    1.11   Reports Under Securities Exchange Act of 1934 . . . . . . . . .  10
    1.12   Form S-3 Registration . . . . . . . . . . . . . . . . . . . . .  10
    1.13   Assignment of Registration Rights . . . . . . . . . . . . . . .  11
    1.14   Limitations on Subsequent Registration Rights . . . . . . . . .  12
    1.15   "Market Stand-Off" Agreement. . . . . . . . . . . . . . . . . .  12
    1.16   Termination of Registration Rights. . . . . . . . . . . . . . .  13

2.  Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . .  13
    2.1    Delivery of Financial Statements. . . . . . . . . . . . . . . .  13
    2.2    Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.3    Termination of Information, Inspection and First
           Offer Covenants . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.4    Right of First Offer. . . . . . . . . . . . . . . . . . . . . .  14
    2.5    Key-Person Insurance. . . . . . . . . . . . . . . . . . . . . .  16
    2.6    Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  16

3.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    3.1    Successors and Assigns. . . . . . . . . . . . . . . . . . . . .  16
    3.2    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  16
    3.3    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  16
    3.4    Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . .  16
    3.5    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    3.6    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    3.7    Amendments and Waivers. . . . . . . . . . . . . . . . . . . . .  17
    3.8    Additional Investors. . . . . . . . . . . . . . . . . . . . . .  17
    3.9    Termination of Rights upon Repurchase . . . . . . . . . . . . .  17
    3.10   Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  17
    3.11   Aggregation of Stock. . . . . . . . . . . . . . . . . . . . . .  17
    3.12   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .  18
    3.13   Representation. . . . . . . . . . . . . . . . . . . . . . . . .  18


                                          i.

    3.14   Board Representation. . . . . . . . . . . . . . . . . . . . . .  18
    3.15   Election of Consensus Director. . . . . . . . . . . . . . . . .  19


Schedule A . . . . . . . . . . . . . . . . . . . . . Schedule of Investors


                                         ii.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



         THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 31st day of October, 1995, by and between Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto under the heading "Current Investors," each of which is herein referred to as an "Investor."

                                       RECITALS

         WHEREAS, the Company and certain of the Investors (the "Prior Investors") are parties to a certain Investors' Rights Agreement dated as of July 19, 1995 (the "Prior Agreement") pursuant to which the Company has granted to the Prior Investors certain rights to cause the Company to register shares of Common Stock issuable to the Prior Investors and certain other matters as set forth therein;

         WHEREAS, the Company, the other Investors (the "Current Investors") and certain of the Prior Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement");

         WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Current Investors and certain of the Prior Investors to invest funds in the Company pursuant to the Series A Agreement, all of the Investors and the Company hereby agree that this Agreement shall amend and restate the Prior Agreement so that this Agreement shall govern the rights of all of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1  DEFINITIONS.  For purposes of this Section 1:

         (a)  The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

         (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

         (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         (h)  The term "SEC" shall mean the Securities and Exchange Commission.

         1.2  REQUEST FOR REGISTRATION.

         (a) If the Company shall receive at any time after the earlier of (i) July 19, 2000, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

                 (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                (ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.


                                          2.

         (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

         (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders.

         (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                 (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or


                                          3.

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

         1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.


                                          4.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         1.5  FURNISH INFORMATION.

         (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b), whichever is applicable.


                                          5.

         1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

         1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may


                                          6.

be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.


                                          7.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

         (c)   Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

         (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the


                                          8.

statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f)   The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;


         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company


                                          9.

and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 FORM S-3 REGISTRATION. In case the Company shall receive a written request or requests from Holders of at least twenty percent (20%) of the Registrable Securities outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders, shall be


                                         10.

paid by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to
Section 1.2.

         1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

         1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section
1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

         1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by


                                         11.

it at any time during such period except common stock included in such registration; provided, however, that:

         (a) Such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

         (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

         (c) An Investor shall not be subject to such agreement unless all executive officers and directors of the Company enter into similar agreements and all other Investors and holders of other registration rights are subject to or obligated to enter into similar agreements.

         In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         1.16  TERMINATION OF REGISTRATION RIGHTS.

         (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or
(ii) such time as the Holder can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC.

         2.    COVENANTS OF THE COMPANY.

         2.1   DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver:

         (a) to each Investor as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

         (b) to each Investor holding at least 99,000 shares of Series A Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (each such Investor being a "Major Investor" for purposes of Sections 2.1, 2.2 and 2.3) as soon as practicable, but in any event within forty-five (45) days after the


                                         12.

end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

         (c) to each Major Investor within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

         (d) to each Major Investor as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

         2.2 INSPECTION. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         2.3   TERMINATION OF INFORMATION, INSPECTION AND FIRST OFFER
COVENANTS. Subject to their earlier termination pursuant to the specific terms of each Section, the covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate as to Investors and Major Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

         2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean any Investor who holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:


                                         13.

         (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

         (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion of all convertible securities) issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all the Major Investors. The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Major Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Major Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.

         (c) If all Shares which Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the person or persons than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

         (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of no more than 1,500,000 shares of common stock (or options therefor) to employees, consultants, directors or officers of the Company (and not repurchased at cost by the Company in connection with the termination of employment or service relationship), (ii) to the issuance or sale of no more than 600,000 shares of common stock (or options therefor) to third parties in connection with the license of rights by the Company from such third parties subsequent to the date of this Agreement, (iii) to the issuance or sale of no more than 346,665 shares of Series A Preferred Stock after the date of this Agreement, (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of common


                                         14.

stock, registered under the Act pursuant to a registration statement on Form S-1 or similar successor form, (v) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (vi) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (vii) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has or is establishing business relationships provided such issuances are for other than primarily equity financing purposes.

         (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Majority Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Majority Investor, and (ii) such right is assignable between and among any of the Majority Investors.

         2.5 KEY-PERSON INSURANCE. The Company has as of the date hereof or shall within 90 days of the date hereof use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Dr. David Barry in the amount of $10,000,000 (subject to review by the Company's board of directors based upon the amount of the premium) with proceeds payable to the Company.

         2.6 INDEMNIFICATION. The Company shall take all actions necessary to indemnify its directors to the maximum extent permitted by applicable law, including, without limitation, amending the Company's Certificate of Incorporation and Bylaws and entering into contracts with the directors to provide such indemnification; provided, however, that the Company shall not be required to obtain directors insurance unless directed by the Board of Directors.

         3.    MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent to the address indicated for such party on the signature page hereof (provided that any party at any time may change its address by ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) sending by reputable overnight delivery service, or (iv) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.

         3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         3.8 ADDITIONAL INVESTORS. Any individuals and/or entities that purchase any shares of the Series A Preferred Stock of the Company shall be entitled to become a party to this Agreement solely by execution of a signature page to this Agreement. Upon execution of this Agreement by any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of "Investor" under this Agreement for all purposes.

         3.9 TERMINATION OF RIGHTS UPON REPURCHASE. In the event the Company repurchases all of the Series A Preferred Stock held by any one or more of the Investors, such Investors shall have no further rights and the Company shall have no further obligation to such Investors under this Agreement from the date of such repurchase.

         3.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement


                                         16.

and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         3.13 REPRESENTATION. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.

         3.14 BOARD REPRESENTATION. Those Prior Investors and Current Investors that own Series A Preferred Stock of the Company as of the closing under the Series A Agreement agree that they shall cooperate and use their best efforts, including, without limitation, voting their Series A Preferred Stock of the Company (but not voting their Common Stock or any other securities of the Company held by them other than Series A Preferred Stock owned by them) so that

         (a) One member of the Company's Board of Directors shall be a person designated from time to time by a majority in interest held by Venrock Associates and Venrock Associates II, L.P.;

         (b) One member of the Company's Board of Directors shall be a person designated from time to time by Forward Ventures II, L.P.; and

         (c) One member of the Company's Board of Directors shall be a person designated from time to time by a majority in interest held by George McFadden, John H. McFadden, Carol McFadden, Lesley Taylor, George & Lesley Taylor McFadden Trustees, U/A DTD 9/22/71 F/B/O Elizabeth Cutting McFadden Trust, Alexander B. McFadden deceased, Mellon Bank N.A., Alexander Cushing & George McFadden U/W, Mellon Bank East, George McFadden and John McFadden Trustees U/W/O George McFadden, deceased F/B/O John H. McFadden, Mellon Bank East, George McFadden and John McFadden Trustees U/W/O George McFadden, deceased F/B/O George McFadden.

         The right of any of the entities identified in subitem (a), (b) or (c) above to designate a member to the Company's Board of Directors and, as to that Board position, the obligations of the parties that are subject to this Section
3.14 to vote for a person designated by such entities, shall cease forever when the percentage of the "Stock" held by the party identified in subitem (b) or collectively held by the parties identified in subitem (a) or


                                         17.

collectively held by the parties identified in subitem (c), as the case may be, becomes at any time less than 10%. The term "Stock" shall include, from time to time, the number of shares of Common Stock of the Company and the number of shares of Common Stock of the Company deliverable upon the conversion or exchange of any outstanding convertible or exchangeable securities of the Company. Prior Investors and Current Investors are subject to the terms of this
Section 3.14 only to the extent that they own Series A Preferred Stock of the Company, and shall be free to vote any other voting securities of the Company held by them unencumbered by the terms of this Section 3.14. This Section 3.14 and all obligations under this Section 3.14 shall automatically terminate forever if and when the number of directors that the holders of Series A Preferred Stock are entitled to elect under the Company's Certificate of Incorporation (as may be amended) is less than three (3).

         3.15 ELECTION OF CONSENSUS DIRECTOR. The Prior Investors and the Current Investors agree that they shall cooperate and use their best efforts, including, without limitation, voting their voting securities of the Company, so that the Consensus Director provided for in Article IV, Section B(4)(b) of the Company's Certificate of Incorporation is acceptable to both a majority in interest of the holders of the Company's Series A Preferred Stock and a majority in interest of the holders of the Company's Common Stock.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                         18.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation



                                  By:_________________________________________
                                       Dr. David Barry, Chairman and Chief
                                       Executive Officer

                        Address:  1829 East Franklin Street
                                  Building 1000, Suite 1005
                                  Chapel Hill, North Carolina  27514


                                  INVESTORS:


                                  FORWARD VENTURES II, L.P.



                                  By:_________________________________________
                                  Its:________________________________________

                        Address:  10975 Torreyana Road, Suite 230
                                  San Diego, California 92121



                                  ____________________________________________
                                  Dr. David Barry

                        Address:  1810 South Lakeshore Drive
                                  Chapel Hill, North Carolina 27514





                       [SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  Dr. M. Nixon Ellis

                        Address:  5915 St. Mary's Road
                                  Hillsborough, North Carolina 27278



                                  ____________________________________________
                                  Dr. Phillip Furman

                        Address:  901 Bluestone Road
                                  Durham, North Carolina 27713



                                  ____________________________________________
                                  Dr. Sandra Lehrman

                        Address:  60 Watch Hill
                                  East Greenwich, Rhode Island 02818



                                  ____________________________________________
                                  Jeff Sollender

                        Address:  c/o Forward Ventures
                                  10975 Torreyana Road, Suite 230
                                  San Diego, California 92121



                                  ____________________________________________
                                  George McFadden

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050


                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  John H. McFadden

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050



                                  ____________________________________________
                                  Carol McFadden

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050



                                  ____________________________________________
                                  Lesley Taylor

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050



                                  ____________________________________________
                                  George McFadden, Co-Trustee U/A DTD 9/22/71
                                  F/B/O Elizabeth Cutting McFadden Trust



                                  ____________________________________________
                                  Lesley Taylor, Co-Trustee U/A DTD 9/22/71
                                  F/B/O Elizabeth Cutting McFadden Trust

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050

                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  George McFadden, Co-Trustee U/W of Alexander
                                  B. McFadden deceased, Mellon Bank N.A.



                                  ____________________________________________
                                  Alexander Cushing, Co-Trustee U/W of
                                  Alexander B. McFadden deceased, Mellon Bank
                                  N.A.

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050



                                  ____________________________________________
                                  George McFadden, Co-Trustee U/W/O George
                                  McFadden, deceased F/B/O John H. McFadden,
                                  Mellon Bank East



                                  ____________________________________________
                                  John H. McFadden, Co-Trustee U/W/O George
                                  McFadden, deceased F/B/O John H. McFadden,
                                  Mellon Bank East

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050






                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  George McFadden, Co-Trustee U/W/O George
                                  McFadden, deceased F/B/O George McFadden,
                                  Mellon Bank East



                                  ____________________________________________
                                  John H. McFadden, Co-Trustee U/W/O George
                                  McFadden, deceased F/B/O George McFadden,
                                  Mellon Bank East

                        Address:  c/o McFadden Brothers
                                  745 Fifth Avenue
                                  New York, New York 10151-0050



                                  ____________________________________________
                                  James Klein

                        Address:  7804 Tylerton Drive
                                  Raleigh, North Carolina 27613



                                  ____________________________________________
                                  Carolyn Jenkins

                        Address:  ____________________________________________

                                  ____________________________________________







                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  Dr. Douglas Richman

                        Address:  ____________________________________________

                                  ____________________________________________


                                  VENROCK ASSOCIATES



                                  By:_________________________________________
                                  Its:________________________________________

                        Address:  30 Rockefeller Plaza
                                  New York, NY 10112

                                  VENROCK ASSOCIATES II, L.P.



                                  By:_________________________________________
                                  Its:________________________________________

                        Address:  30 Rockefeller Plaza
                                  New York, NY 10112



                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  UMB AS TRUSTEE FOR BROBECK, PHLEGER &
                                  HARRISON RETIREMENT SAVINGS TRUST FBO JOHN A. DENNISTON



                                  By:_________________________________________

                                  Its:________________________________________

                        Address:  ____________________________________________

                                  ____________________________________________



                                  ____________________________________________
                                  John R. Cook

                        Address:  1625 Mission Cliff Drive
                                  San Diego, California 92116



                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                  ____________________________________________
                                  Chung K. Chu

                        Address:  115 Cedar Springs Place
                                  Athens, GA 30605



                                  ____________________________________________
                                  Dennis Liotta

                        Address:  251 Montrose Drive
                                  McDonough, GA 30253



                                  ____________________________________________
                                  Raymond Schinazi

                        Address:  1524 Regency Walk Drive
                                  Decatur, GA 30033



                  [CONTINUED SIGNATURE PAGE TO AMENDED AND RESTATED
                             INVESTORS' RIGHTS AGREEMENT]

                                      SCHEDULE A

                                SCHEDULE OF INVESTORS

CURRENT INVESTORS

Forward Ventures II, L.P.
Dr. David Barry
Dr. M. Nixon Ellis
Dr. Phillip Furman
Dr. Sandra Lehrman
James Klein
Carolyn Jenkins
Dr. Douglas and Eva Richman,
  Co-Trustees of the Richman
  Family Trust dated June 2, 1983
Jeff Sollender
George McFadden
John H. McFadden
Carol McFadden
Lesley Taylor
George & Lesley Taylor McFadden
  Trustees, U/A DTD 9/22/71 F/B/O
  Elizabeth Cutting McFadden Trust
Alexander B. McFadden deceased,
  Mellon Bank N.A., Alexander Cushing
  & George McFadden U/W
Mellon Bank East, George McFadden and
  John McFadden Trustees U/W/O George
  McFadden, deceased F/B/O John H. McFadden
Mellon Bank East, George McFadden and
  John McFadden Trustees U/W/O George McFadden, deceased F/B/O George McFadden
Dr. Karl Y. and Margaretha Hostetler,
  Trustees of The Hostetler Family Trust
  UTD March 18, 1992
Dr. Dennis Carson
Venrock Associates
Venrock Associates II, L.P.
UMB as Trustee for Brobeck, Phleger & Harrison
  Retirement Savings Trust FBO John A. Denniston
John R. Cook
Chung K. Chu
Dennis Liotta
Raymond Schinazi

                             SCHEDULE OF EXCEPTIONS


This Schedule of Exceptions is made and given pursuant to Section 2 of the Series A Preferred Stock Purchase Agreement dated as of May 9, 1996 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

Nothing herein constitutes an admission of any liability or obligation of the Company nor an admission against the Company's interest. The inclusion of any agreement or other matter herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. The Investors acknowledge that certain information contained in this schedule may constitute material confidential information relating to the Company which may not be used for any purpose other than in connection with the Investors' decision to purchase the Company's Series A Preferred Stock pursuant to the Agreement.

SECTION 2.7

The Company has entered into Employment Agreements with certain of its officers and other key employees.

Each of the License Agreements (as defined below) involve potential obligations of the Company in excess of $100,000.

The Company's offices are located in space that the Company has leased from Eli Lilly and Company pursuant to a Sublease Agreement dated January 18, 1996. The Company's obligations under the Sublease Agreement exceed $100,000.

SECTION 2.8

Karl Hostetler and Dennis Carson are parties to one of the License Agreements and are also members of the Company's Scientific Advisory Board. Karl Hostetler is also a director of the Company. All of the Company's directors (either directly or through affiliated entities), most of the Company's officers and some of the members of the Company's Scientific Advisory Board have purchased shares of the Company's Series A Preferred Stock and are parties to the agreements executed in connection with the sale of such Stock. Raymond Schinazi is a member of the Company's Scientific Advisory Board and is a party to some of the documents executed in connection with the Company's license of DAPD, CS-92 and FTC. SEE Section 2.19 below.

SECTION 2.17

     SEE the disclosures made in Section 2.7 above.

SECTION 2.18

     The Company has obtained a $175,000 letter of credit from First Union Bank. The Company granted First Union Bank a security interest in instruments and other assets the Company maintains in a brokerage account as collateral for the letter of credit.

SECTION 2.19

     The Company has entered into the following license agreements (collectively, the "License Agreements"), pursuant to which the Company has licensed its core technology from the parties to such license agreements:

     (a) License Agreement dated November 16, 1995, among the Company, Karl Hostetler and Dennis Carson regarding the compounds referred to as 2-CdAP and ACVP.

     (b) License Agreement dated March 31, 1996, among the Company, Emory University and the University of Georgia Research Foundation regarding the compound referred to as CS-92.

     (c) License Agreement dated March 31, 1996, among the Company, Emory University and the University of Georgia Research Foundation regarding the compound referred to as DAPD.

     (d) License Agreement dated April 17, 1996, among the Company and Emory University regarding the compound referred to as FTC.

     The Company has also entered into an Option Agreement with Mitsubishi Chemical Corporation dated December 20, 1995 pursuant to which the Company has the option to enter into a license agreement regarding the compound referred to as MKC-442.

     The Company makes no representation or warranty regarding whether any of the compounds it has licensed pursuant to the License Agreements infringes upon the rights of others.

     The Company is currently evaluating whether it will be able to obtain federal trade name protection for its name.

SECTION 2.20

     SEE the disclosures made in Section 2.19 above.

                                        3